Exhibit 16.1

March 28, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Oakridge Energy, Inc. under Item 4.01 of its Form 8-K dated March 24, 2011. We agree with the statements concerning our Firm in such Form 8-K.